Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of August 28, 2023 (the “Amendment Closing Date”), by and among e.l.f. Cosmetics, Inc., a Delaware corporation (“e.l.f. Cosmetics”), J.A. RF, LLC, a Delaware limited liability company (“J.A. RF”), W3LL People, Inc., a Delaware corporation (“W3LL”; collectively with e.l.f. Cosmetics and J.A. RF, the “Borrowers”), e.l.f. Beauty, Inc., a Delaware corporation (“Holdings”), the other Persons party hereto that are designated as a “Loan Party” on the signature pages hereof, Bank of Montreal, a Canadian chartered bank acting through its Chicago branch (in its individual capacity, “BMO”), as Administrative Agent, an L/C Issuer and a Lender, and each Lender signatory hereto, each in its individual capacity as a Lender under the Credit Agreement and/or as a provider of the portion of the Second Amendment Requested Incremental Term Loan (as defined below) set forth opposite such Lender’s name on Schedule 1 attached hereto (each a “Second Amendment Incremental Term Loan Lender”).

W I T N E S S E T H:

WHEREAS, Borrowers, Holdings, the other Loan Parties party thereto, BMO, as Administrative Agent, an L/C Issuer and a Lender, and the other Lenders from time to time party thereto are parties to that certain Amended and Restated Credit Agreement dated as of April 30, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, on the terms and subject to the conditions set forth in the Credit Agreement (including, without limitation, Section 2.18(e) thereof) and this Amendment, the Borrowers have requested an incremental term facility in the original aggregate principal amount of $115,000,000 (the “Second Amendment Requested Incremental Term Loan”), the proceeds of which shall be used by the Borrowers (a) to consummate the Acquisition (the “Naturium Acquisition”) by e.l.f. Cosmetics of one hundred percent (100%) of the equity interests of Naturium LLC, a Delaware limited liability company (“Naturium”), pursuant to that certain Securities Purchase Agreement, dated as of August 28, 2023, by and among e.l.f. Cosmetics, Naturium, the “Sellers” (as defined therein) party thereto, the “Representative” (as defined therein) and the other parties thereto (the “Naturium Acquisition Agreement”) and (b) to pay costs, fees and expenses related to the Naturium Acquisition and this Amendment; and

WHEREAS, the Loan Parties have requested that the Lenders amend certain provisions of the Credit Agreement, and, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders signatory hereto are willing to do so, on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement (as defined below).

2.Second Amendment Requested Incremental Term Loan. Pursuant to Section 2.18 of the Credit Agreement and subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the Credit Agreement, each Second Amendment Incremental Term Loan Lender, severally and not jointly, agrees to make the portion of the Second Amendment Requested Incremental Term Loan set forth opposite its name on Schedule 1 attached hereto to the Borrowers on the Second Amendment Funding Date (as defined below). The terms and provisions applicable to the Second Amendment Requested Incremental Term Loan shall be identical to those of the existing initial Term Loan, and in connection therewith shall be subject to all of the terms and provisions of the Credit Agreement and the other Loan Documents pertaining thereto, as modified by this Amendment. In connection with the foregoing, all references in the Credit Agreement and the other Loan Documents to the Term Loan shall be deemed to include the Second Amendment Requested Incremental Term Loan and from and after the Second Amendment Funding Date, the Second Amendment Requested Incremental Term Loan shall be deemed to constitute a portion of the outstanding Term Loan for all purposes under the Credit Agreement and the other Loan Documents, subject to all of the same terms and conditions applicable thereto (except as otherwise expressly set forth herein), on a pari passu basis with the initial Term Loan. In addition, the Second Amendment Requested Incremental Term Loan shall be deemed to constitute a part of the outstanding Obligations (as a portion of the outstanding initial Term Loan and Obligations under the initial Term Loan) and shall have all of the rights, remedies, protections and collateral security afforded to the Obligations under the Credit Agreement and the other Loan Documents, as modified by this Amendment. From and after the Second Amendment Funding Date, each Second Amendment Incremental Term Loan Lender shall be deemed to be, and shall become (or, if it is already a Term Lender or a Lender, as applicable, shall continue to be) a Term Lender or a Lender for all purposes of, and with all the rights and remedies of a Term Lender and a Lender under, the Credit Agreement and the other Loan Documents. Each Lender from time to time holding all or any portion of the Second Amendment Requested Incremental Term Loan shall be deemed to constitute a Lender under the initial Term Loan in respect thereof for all purposes of the Credit Agreement and the other Loan Documents.

3.Amendments to Credit Agreement and Terms of the Second Amendment Requested Incremental Term Loan.

a.Each of the Loan Parties certifies that the Naturium Acquisition constitutes a Limited Condition Acquisition under the Credit Agreement.

b.Except with respect to the scheduled amortization of the Second Amendment Requested Incremental Term Loan described in Section 3.c. below, the terms and provisions of the Second Amendment Requested Incremental Term Loan shall be identical to those of the portion of the existing initial Term Loans (and, except with respect to the interest rate applicable to the Second Amendment Requested Incremental Term Loan described in 3.d. below, interest in respect of the Second Amendment Requested Incremental Term Loan shall be due and payable in accordance with the terms of the Credit Agreement).

c.On the Second Amendment Funding Date, the Credit Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Second Amendment Requested Incremental Term Loan set forth herein (and, for the avoidance of doubt, the other amendments expressly contemplated herein), without the need for the execution and delivery of a separate amendment to the Credit Agreement. Without limiting the foregoing the definition of “Term Loan Commitment” set forth in the Credit Agreement shall be deemed automatically updated to take into account the Second Amendment Requested Incremental Term Loan as set forth in this Amendment.

d.The principal amount of the Second Amendment Requested Incremental Term Loan shall be paid in installments on the dates and in the respective amounts shown below:

Date	Quarterly Payment

December 31, 2023	$1,437,500

March 31, 2024	$1,437,500
June 30, 2024	$1,437,500
September 30, 2024	$1,437,500
December 31, 2024	$1,437,500

March 31, 2025	$1,437,500
June 30, 2025	$1,437,500
September 30, 2025	$1,437,500
December 31, 2025	$1,437,500

March 31, 2026	$1,437,500
April 30, 2026	The outstanding unpaid principal balance of the Second Amendment Requested Incremental Term Loan

The outstanding unpaid principal balance and all accrued and unpaid interest on the Second Amendment Requested Incremental Term Loan shall be due and payable on the earlier of (i) the Term Loan Maturity Date, and (ii) the date of the acceleration of such Second Amendment Requested Incremental Term Loan in accordance with the terms of the Credit Agreement.

e.The Applicable Margin for the Second Amendment Requested Incremental Term Loan shall be as set forth in the table below.

Level	Consolidated Total Net Leverage Ratio	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans
I	> 3.25:1.00	2.375%	1.375%
II	> 2.50:1.00 but < 3.25:1.00	2.125%	1.125%
III	> 1.75:1.00 but < 2.50:1.00	1.875%	0.875%
IV	> 1.00:1.00 but < 1.75:1.00	1.625%	0.625%
V	< 1.00:1.00	1.50%	0.50%

f.The Borrowers agree that the proceeds of the Second Amendment Requested Incremental Term Loan shall be used solely to (i) consummate the Naturium Acquisition and (ii) fund the payment of fees, costs and expenses incurred by the Loan Parties in connection with the Naturium Acquisition and this Amendment.

g.The “Increase Effective Date” in respect of the Second Amendment Requested Incremental Term Loan shall be the Second Amendment Funding Date.

h.This Amendment shall constitute a request for an “Increase” of the Term Loan Facility under Section 2.18(a) of the Credit Agreement.

i.Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following definition in its entirety:

“Fee Letter” means the letter agreement, dated as of August 28, 2023 between Borrowers and Administrative Agent.

j.Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the correct alphabetical order:

“Second Amendment” means that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 28, 2023, by and among the Borrowers, the other Loan Parties party thereto, Administrative Agent and the Lenders party thereto.

“Second Amendment Funding Date” has the meaning set forth in the Second Amendment.

k.Section 2.18(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)Request for Increase. Upon notice to Administrative Agent (who shall promptly notify the applicable Revolving Lenders and Term Lenders), Borrower Agent may from time to time prior to the Maturity Date request to add one or more incremental term facilities and/or request an increase in the Aggregate Revolving Credit Commitments or Term Loan Facility by an amount (for all such requests) not exceeding, in the aggregate, with respect to any such Increase incurred on any date following the Second Amendment Funding Date, the greater of (x) 1.0x of Adjusted Consolidated EBITDA on a Pro Forma Basis for the four Fiscal Quarter period most recently ended as determined based on the financial statements for the most recently ended fiscal period that were required to be delivered pursuant to this Agreement and (y) $100,000,000, all of which may be used to increase the Term Loan Facility or add one or more incremental term facilities (each such increase or addition of incremental facilities, an “Increase”); provided that any such request for an Increase shall be in a minimum amount of $5,000,000 in the aggregate (or $2,500,000 with respect to an Increase in the Aggregate Revolving Credit Commitments) or, if less, the entire unutilized amount of the maximum amount of all such requests set forth above. Each notice from the Borrower Agent pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Increase, as applicable.
4.Conditions to the Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

a.the execution and delivery of this Amendment by the Administrative Agent, the Lenders, the Borrowers and each other Loan Party, together with each of the other documents and items set forth on Exhibit A (under the section “Signing Documents”) attached hereto;

b.receipt by Administrative Agent and the Lenders of the fees set forth in that certain Fee Letter entered into in connection with this Amendment;

c.no Event of Default exists or shall arise as a direct result of the effectiveness of this Amendment; and

d.the truth and accuracy, in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality), of the representations and warranties contained in Section 6 hereof.

5.Conditions to the Effectiveness of the Financing. The funding of the Second Amendment Requested Incremental Term Loan is subject to the satisfaction of the following conditions precedent (the “Second Amendment Funding Date”):

a.the satisfaction of the conditions to the effectiveness of this Amendment contained in Section 4 hereof on the Amendment Closing Date;

b.the execution and delivery of the documents and items set forth on Exhibit A (under the section “Funding Documents”);

c.all accrued costs, fees and expenses (including all reasonable and documented out- of-pocket fees, charges and disbursements of counsel to Administrative Agent) due and payable to Administrative Agent pursuant to this Amendment and the Credit Agreement, in each case, on or before the Second Amendment Funding Date shall have been paid, to the extent set forth hereunder or otherwise invoiced with reasonable detail at least two (2) Business Days prior to the Second Amendment Funding Date;

d.no Event of Default under Section 8.01(a) or 8.01(f) of the Credit Agreement exists or shall arise as a direct result of the funding of the Second Amendment Requested Incremental Term Loan or the consummation of the Naturium Acquisition;

e.the Borrower Agent shall have delivered to Administrative Agent a Committed Loan Notice pursuant to Section 2.02 of the Credit Agreement;

f.the Borrower Agent shall have delivered to Administrative Agent a certificate evidencing compliance with Section 2.18(e)(iv) of the Credit Agreement;
g.the Total Revolving Credit Outstandings of the Borrowers shall not exceed
$90,000,000; and

h.the Naturium Acquisition shall have been consummated or shall be consummated concurrently therewith in accordance with the terms of the Naturium Acquisition Agreement and the Loan Parties shall have satisfied each of the conditions of a “Permitted Acquisition” set forth in the Credit Agreement.
6.Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and each Lender as follows:

a.after giving effect to this Amendment on the Amendment Closing Date, the representations and warranties made by such Loan Party contained in the Loan Documents are true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality), except to the extent such representation or warranty expressly relates to an earlier date, in which case, such representations and warranties were true and correct in all material respects (or in all respects for such representations and warranties that are by their terms already qualified as to materiality) as of such earlier date;

b.after giving effect to this Amendment, such Loan Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization;

c.such Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment and the Credit Agreement, as amended hereby;

d.the execution, delivery and performance by such Loan Party of this Amendment and the Credit Agreement, as amended hereby, have, in each case, been duly authorized by all necessary organizational action and (A) do not and will not (i) contravene the terms of its Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.02 of the Credit Agreement) (x) any Contractual Obligation to which such Person is a party or (y) any order, injunction, writ or decree of any Governmental Authority, (iii) violate any Law material to any Loan Party or Subsidiary in any material respect, except with respect to any conflict, breach, or contravention referred to in clause (A)(ii), to the extent that such conflict, breach or contravention would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) do not or will not require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, except for (i) filings necessary to perfect Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent for the benefit of the Lender Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices, and filings which have been duly obtained, taken, given or made and are in full force and effect or (iii) if the failure to obtain the same, take such action or give such notice could reasonably be expected to result in a Material Adverse Effect;

e.this Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and

f.no Event of Default exists or shall arise as a direct result of the effectiveness of this Amendment on the Amendment Closing Date.

7.Termination. The obligation of the Second Amendment Incremental Term Loan Lenders to fund the Second Amendment Requested Incremental Term Loans shall automatically terminate on December 28, 2023.

8.No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Administrative Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended and waived hereby. This Amendment is a Loan Document for purposes of the Credit Agreement.

9.Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute a single contract. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf or .tiff files) shall be effective as delivery of a manually executed counterpart of this Amendment.

10.Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Loan Parties may assign or transfer any of its rights or obligations under this Amendment except as permitted by the Credit Agreement.

11.Governing Law and Jurisdiction. SECTION 10.14 (GOVERNING LAW; JURISDICTION; ETC.) IS INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

12.Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or securityinterests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and
(ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

14.Fees and Expenses. To the extent required by Section 10.04 of the Credit Agreement, Borrowers agree to reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs, fees and expenses due and payable to Administrative Agent pursuant to this Amendment and the Credit Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

HOLDINGS:

E.L.F. BEAUTY, INC.,
a Delaware corporation

By: /s/ Scott K. Milsten
Name: Scott K. Milsten
Title: General Counsel and Secretary

BORROWERS:

E.L.F. COSMETICS, INC.,
a Delaware corporation
J.A. RF, LLC
a Delaware limited liability corporation
W3LL PEOPLE, INC.,
a Delaware corporation

By: /s/ Scott K. Milsten
Name: Scott K. Milsten
Title: General Counsel and Secretary

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF MONTREAL, as Administrative Agent and as a Lender

By: /s/ Abigail J. Sacco
Name: Abigail J. Sacco
Title: Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By: /s/ Jack Kuhns
Name: Jack Kuhns
Title: Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

Wells Fargo Bank, N.A., as a Lender

By: /s/ Gerrit J. Buddingh
Name: Gerrit J. Buddingh
Title: Director

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

Bank of America, N.A., as a Lender

By: /s/ Jason Eshler
Name: Jason Eshler
Title: Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

US Bank, N.A., as a Lender

By: /s/ Jimmy Valdiviezo
Name: Jimmy Valdiviezo
Title: Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

M&T BANK, successor by merger to PEOPLE'S UNITED BANK, N.A. as a Lender

By: /s/ Kathryn Williams
Name: Kathryn Williams
Title: SVP

[Signature Page to Second Amendment to Amended and Restated Credit Agreement]